UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 28, 2020

HMS Income Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction	814-00939 (Commission	45-3999996 (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas (Address of principal executive offices)		77056-6118 (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

     Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[x] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2020 annual meeting of stockholders (the “Annual Meeting”) of HMS Income Fund, Inc. (the "Company") was initially held on October 9, 2020 and was adjourned in order to solicit additional proxies for the proposal to approve a new investment advisory agreement (the “New Investment Advisory Agreement”) between the Company and MSC Adviser I, LLC (as the Company’s sole investment adviser) (“MSC Adviser”), on the terms described in the proxy materials for the Annual Meeting (the “Proposal”). The Annual Meeting was reconvened virtually on October 28, 2020.
At the reconvened Annual Meeting, the Company’s stockholders approved the Proposal with 40,494,878 shares voted in favor of the Proposal, 1,186,003 shares voted against the Proposal, and 1,728,422 shares abstaining from voting on the Proposal.

The New Investment Advisory Agreement will become effective at the closing of the transactions contemplated by that certain asset purchase agreement (the “Purchase Agreement”), dated as of June 26, 2020, by and among HMS Adviser LP, a wholly owned affiliate of Hines Interests Limited Partnership (“Hines”) and the Company’s current investment adviser, MSC Adviser, a wholly owned subsidiary of Main Street Capital Corporation (“Main Street”), Main Street (solely for the purposes set forth in the Purchase Agreement), and Hines (solely for the purposes set forth in the Purchase Agreement).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS Income Fund, Inc.

October 28, 2020	By:	/s/ Jeffrey S. Folkerts
Name: Jeffrey S. Folkerts
Title: Chief Accounting Officer and Treasurer